Morgan Stanley Institutional Fund Trust Global
Strategist Portfolio

Item 77.D Policies with Respect to Security
Investment


Effective July 31, 2017, Morgan Stanley Institutional
Fund Trust Global Strategist Portfolio made changes to their investment policies as described in the supplement to their Statement of Additional Information filed via
EDGAR with the Securities and Exchange Commission on May 2, 2017 (accession number 0001104659-17-
028899) and incorporated by reference herein.